UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                   Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of National Commerce Corporation 2017 Equity Incentive Plan

On May 27, 2017, the stockholders of National Commerce Corporation (the “Company”) approved the National Commerce Corporation 2017 Equity Incentive Plan (the “Plan”), a copy of which is attached as Exhibit 10.1 and is incorporated into this Item 5.02 by reference. A description of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A for the annual meeting of the Company’s stockholders (the “Annual Meeting”) that was filed with the Securities and Exchange Commission on April 21, 2017 (the “Proxy Statement”) in the section titled “Proposal 2: Approval of the National Commerce Corporation 2017 Equity Incentive Plan,” which description is incorporated in its entirety in this Item 5.02 by reference. The description is qualified in its entirety by reference to the Plan, which is filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-218183), and incorporated herein by reference.

Changes in Executive Compensation

In connection with the previously announced appointment of Richard Murray, IV as the Company’s Chief Executive Officer and the transition of the Company’s current Chief Executive Officer, John H. Holcomb, III, to the role of Executive Chairman, in each case effective as of May 31, 2017, the Compensation Committee of the Company’s board of directors (the “Compensation Committee”) approved new annual base salaries for the named executive officers of the Company in the following amounts: for Mr. Murray, $415,000, for Mr. Holcomb, $300,000, and for William E. Matthews, V, Vice Chairman and Chief Financial Officer of the Company, $380,000. The new annual base salaries were approved at a meeting of the Compensation Committee held on May 23, 2017 and will become effective on June 1, 2017.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2017, the Company held its Annual Meeting. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The stockholders elected each of the director nominees to serve as directors until the Company’s 2018 annual meeting of stockholders and until their successors have been elected and qualified. Each of the director nominees was a current director of the Company who was re-elected. The voting for each of the directors at the Annual Meeting was as follows:

Name	Votes For	Withhold Authority	Broker Non-Votes

Joel S. Arogeti	8,314,539	16,113	2,433,367
Bobby A. Bradley	8,313,539	17,113	2,433,367
Mark L. Drew	8,314,539	16,113	2,433,367
R. Holman Head	8,314,539	16,113	2,433,367
John H. Holcomb, III	8,314,150	16,502	2,433,367
William E. Matthews, V	8,231,203	99,449	2,433,367
C. Phillip McWane	8,314,539	16,113	2,433,367
Richard Murray, IV	8,277,382	53,270	2,433,367
G. Ruffner Page, Jr.	8,314,539	16,113	2,433,367
Stephen A. Sevigny	8,313,389	17,263	2,433,367
W. Stancil Starnes	8,211,341	119,311	2,433,367
Temple W. Tutwiler, III	8,313,389	17,263	2,433,367
Russell H. Vandevelde, IV	8,313,389	17,263	2,433,367
Donald F. Wright	8,314,539	16,113	2,433,367

Proposal 2 – Approval of the 2017 Equity Incentive Plan. The stockholders approved the adoption of the National Commerce Corporation 2017 Equity Incentive Plan. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

8,200,579	101,050	29,023	2,433,367

Proposal 3 – Ratification of Appointment of Independent Registered Public Accountants. The stockholders ratified the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accountants for the year ending December 31, 2017. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions

10,376,039	386,178	1,802

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

10.1

National Commerce Corporation 2017 Equity Incentive Plan (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-218183), filed with the Securities and Exchange Commission on May 23, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

May 23, 2017	/s/ John H. Holcomb, III
John H. Holcomb, III Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1

National Commerce Corporation 2017 Equity Incentive Plan (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-218183), filed with the Securities and Exchange Commission on May 23, 2017)